Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91187) of WESCO International, Inc. of our report dated June 27, 2006 relating to the financial statements of the WESCO Distribution, Inc. Retirement Savings Plan, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 27, 2006